SQN AIF IV, L.P, POS AM

Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We have issued our report dated April 10 , 2014, accompanying the consolidated financial statements of SQN AIF IV GP, LLC, as contained in this Registration Statement and Prospectus in Post-Effective Amendment No. 1 to Form S-1. We consent to the use of the aforementioned report in the Registration Statement and Prospectus and to the use of our name as it appears under the caption “Experts.”

/s/ Baker Tilly Virchow Krause, LLP

New York, New York

April 10 , 2014